CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐1A of our report dated May 30, 2023, relating to the financial statements and financial highlights of CornerCap Fundametrics® Large‐Cap ETF, a series of Trust for Advised Portfolio, for the year ended March 31, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
July 27, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Trust for Advised Portfolios and to the use of our report dated May 25, 2023 on the financial statements and financial highlights of CornerCap Fundametrics® Large-Cap ETF, a series of shares of beneficial interest in Trust for Advised Portfolios. Such financial statements and financial highlights appear in the March 31, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                            /s/ BBD, LLP
                            BBD, LLP

Philadelphia, Pennsylvania
July 27, 2023